Exhibit 10.4
AMENDMENT NO. 1
TO SHARED SERVICES AGREEMENT

This Amendment No. 1 (the “Amendment”) is made as of the date of the last signature below and shall be effective as of March 16, 2023 (the “Amendment Effective Date”), by and between NantHealth, Inc. (formerly Nant Health, LLC), a Delaware corporation (“NantHealth” or the “Company”), and NantWorks, LLC, a Delaware limited liability company (“NantWorks”).

RECITALS

    Whereas, NantHealth and NantWorks are parties to that certain Shared Services Agreement, dated as of November 19, 2012 (the “Agreement”);
Whereas, NantHealth, as borrower, and certain of its subsidiaries, as guarantors, entered into that certain credit agreement dated as of March 2, 2023 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) with Nant Capital, LLC, an entity affiliated with Dr. Patrick Soon-Shiong, NantHealth’s Chief Executive Officer, Highbridge Tactical Credit Master Fund, L.P. and Highbridge Convertible Dislocation Fund, L.P., as the lenders, GLAS USA, LLC, as administrative agent, and GLAS Americas, LLC, as collateral agent, which provides, among other things, that the Company shall amend the Agreement to provide that (a) aggregate amounts payable by NantHealth and its subsidiaries pursuant to the Agreement and the Shared Services Agreement by and between NantHealth and Airstrip Technologies, Inc. dated 10 February 2023 (together with the Agreement, the “Shared Services Agreements”), shall not exceed $420,000 (the “Cap”), (b) any amounts in excess of the Cap incurred pursuant to the Shared Services Agreements shall accrue but shall not be required to be paid in cash and (c) the counterparties to such Shared Services Agreements shall remain obligated to perform the services described therein; and

Whereas, pursuant to the Credit Agreement, NantHealth and NantWorks wish to amend the terms of the Agreement.

Now, Therefore, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, agree as follows:

AGREEMENT

1.    The Agreement is hereby amended by amending the end of Article I (Definitions) therein to include the following:

The “Amendment” means Amendment No. 1 to Shared Services Agreement, effective as of the Amendment Effective Date, by and between the Company and NantWorks.

The “Amendment Effective Date” means March 16, 2023.

The “Credit Agreement” means the Credit Agreement dated as of March 2, 2023 (as amended, restated or otherwise modified from time to time) among the Company as borrower, certain subsidiaries of the Company party thereto as guarantors, Nant Capital, LLC, an entity affiliated with Dr. Patrick Soon-Shiong, NantHealth’s Chief Executive Officer, Highbridge Tactical Credit Master Fund, L.P. and Highbridge Convertible Dislocation Fund, L.P., as the lenders, GLAS USA, LLC, as administrative agent, and GLAS Americas, LLC, as collateral agent.

2.    The Agreement is hereby amended by amending and restating Section 3.02 (Payments) thereof in its entirety to read as follows:

Section 3.02. Payments. In consideration of the Services to be rendered hereunder, the Company shall compensate NantWorks in accordance with Schedule A attached hereto. Each month, NantWorks shall deliver an invoice to the Company for Services provided to the Company or its subsidiaries during the preceding month, and each such invoice shall set forth a brief description of each such Service and the calculation of the amounts charged for such Service (the “Service Costs”). Payment with respect to undisputed portions of an invoice shall be due thirty (30) days of the Company’s receipt of an invoice; provided, that, prior to the Facility Termination Date (as such term is defined in the Credit Agreement), any cash amounts due and payable by the Company and its subsidiaries after the Amendment Effective Date pursuant to this Agreement and the Shared Services Agreement by and between the Company and Airstrip Technologies, Inc. dated 10 February 2023 (together with this Agreement, the “Shared Services Agreements”), shall not exceed $420,000 in the aggregate (the “Cap”), and any amounts in excess of the Cap incurred pursuant to the Shared Services Agreements shall accrue but shall not be required to be paid in cash. Notwithstanding the foregoing or anything herein to the contrary, NantWorks shall remain obligated to perform the services described herein.
3.    Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Except as otherwise modified or defined herein, all capitalized terms in this Amendment have the same meanings as set forth in the Agreement. If there is conflict between this Amendment and the Agreement or any earlier amendment, the terms of this Amendment will prevail.
4.    This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.
5.    This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Electronic or facsimile signatures shall be deemed original signatures.

IN WITNESS HEREOF, the parties have agreed and fully executed this Amendment.

NantHealth, Inc.                    NantWorks, LLC

By: __/s/ Bob Petrou______________________        By: __/s/ Robert Morse____________________

Name: _Bob Petrou_______________________        Name: __Robert Morse___________________

Title: __Chief Financial Officer_____________        Title: _NantWorks Chief Financial Officer_____

Date: __3/24/2023________________________        Date: _3/24/2023_________________________

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